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                                 LAW OFFICES OF
                         PILLSBURY MADISON & SUTRO LLP
                              POST OFFICE BOX 2880
                          SAN FRANCISCO, CA 94120-7880
                           TELEPHONE: (415) 983-1000
                           FACSIMILE: (415) 983-1200



                               July 17, 2000



VINA Technologies, Inc.
42709 Lawrence Place
Fremont, CA  94538

     Re:  Registration Statement on Form S-1


Ladies and Gentlemen:

     We are acting as counsel for VINA Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company (including 750,000 shares subject to the underwriters' over-allotment option). In this regard we have participated in the preparation of a Registration Statement on Form S-1 (Registration No. 33-80165) relating to such 5,750,000 shares of Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

     We are of the opinion that the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,

                                        /s/ PILLSBURY MADISON & SUTRO LLP